Exhibit 99.2
FORM OF LETTER TO BROKERS
[Hancock Fabrics, Inc. Letterhead]
                                        , 2008
To: Securities Dealers, Commercial Banks, Trust Companies, and Other Nominees
     This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the offering (the “Rights Offering”) by Hancock Fabrics, Inc. of up to an aggregate of $20,000,000 principal amount of floating rate secured notes (“Notes”) accompanied by warrants (“Warrants”) to purchase up to 8,000,000 shares of common stock, par value $0.01 (“Common Stock”), at a subscription price of $1,000 (the “Subscription Price”), pursuant to the exercise of transferable subscription rights (“Subscription Rights”) distributed to all holders of record of at least 970 shares of Hancock Fabrics, Inc.’s Common Stock as of the close of business on June 17, 2008 (the “Record Date”). The Subscription Rights are described in the enclosed prospectus and evidenced by a Subscription Certificate registered in your name or in the name of your nominee.
     Each beneficial owner of at least 970 shares of Common Stock registered in your name or the name of your nominee is entitled to one Subscription Right for each 970 shares of Common Stock owned by such beneficial owner. Stockholders will not receive fractional Subscription Rights. Instead, the total number of Subscription Rights issued to each Stockholder will be rounded down to the nearest full Subscription Right.
     We are asking you to contact your clients for whom you hold shares of Common Stock registered in your name or in the name of your nominee to obtain instructions with respect to the Subscription Rights.
     Enclosed are copies of the following documents for you to use:
1.	Prospectus;

2.	Form of Letter from Hancock Fabrics, Inc. to its Stockholders;

3.	Instructions for Use of Hancock Fabrics, Inc. Subscription Certificates;

4.	A form letter which may be sent to your clients for whose accounts you hold our Common Stock registered in your name or in the name of your nominee;

5.	Beneficial Owner Election Form, on which you may obtain your clients’ instructions with regard to the Subscription Rights;

6.	Nominee Holder Certification Form; and

7.	Return Envelope addressed to Wunderlich Securities, Inc., as Subscription Agent.
     Your prompt action is requested. The Subscription Rights will expire at 5:00 P.M., Eastern Time, on July 18, 2008 (the “Expiration Date”).
     To exercise Subscription Rights, properly completed and executed Subscription Certificates and payment in full for all Subscription Rights exercised must be delivered to the Subscription Agent as indicated in the prospectus prior to the Expiration Date.
     Additional copies of the enclosed materials may be obtained by contacting Jim Harwood with Wunderlich Securities, Inc. at (901) 251-2233.
Sincerely,
Robert W. Driskell
Senior Vice President and
Chief Financial Officer

FORM OF LETTER TO CLIENTS
To Our Clients:
Enclosed for your consideration are the Prospectus, dated June 19, 2008 (the “Prospectus”), and “Instructions for Use of Hancock Fabrics, Inc. Subscription Certificates” relating to the offering (the “Rights Offering”) by Hancock Fabrics, Inc (the “Company”). Holders of record of Common Stock at the close of business on June 17, 2008 (the “Record Date”) will receive one transferable subscription right (the “Subscription Rights”) for each 970 shares of Common Stock held by them as of the close of business on the Record Date. An aggregate of up to 20,000 Subscription Rights exercisable to purchase an aggregate of up to $20,000,000 principal amount of floating rate secured notes (“Notes”) and warrants to purchase up to 8,000,000 shares of the Company’s Common Stock (“Warrants”) are being distributed in connection with the Rights Offering. Each Subscription Right is exercisable, upon payment of $1,000 in cash (the “Subscription Price”), to purchase one Note in the principal amount of $1,000 accompanied by a Warrant to purchase 400 shares of Common Stock. See “Prospectus Summary” and “The Rights Offering” in the Prospectus. Also enclosed is a Beneficial Owner Election Form, which you should use to instruct us regarding the exercise of Subscription Rights in connection with the Rights Offering.
The Rights are evidenced by Rights certificates (the “Subscription Certificates”). The Rights will expire if not exercised by 5:00 p.m., Eastern Time, on July 18, 2008 (“Expiration Date”). As described below, we must receive any instructions to exercise rights on your behalf prior to the Expiration Date.
THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request that you complete the enclosed Beneficial Owner Election Form in order to instruct us as to whether you wish us to elect to subscribe for any Notes and Warrants to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the Prospectus and other enclosed materials carefully before instructing us to exercise your Rights.
If you wish to have us, on your behalf, exercise the Rights for any Notes and Warrants to which you are entitled, please so instruct us by timely completing, executing, and returning to us the Beneficial Owner Election Form attached to this letter. Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., Eastern Time, on the Expiration Date. Once you have exercised your Subscription Rights, your exercise may not be revoked.
With respect to any instructions to exercise (or not to exercise) Rights, the enclosed Beneficial Owner Election Form must be completed and returned such that it will be actually received by us by 5:00 p.m., Eastern Time, on July 15, 2008, three business days prior to the scheduled

Expiration Date of the Rights Offering of July 18, 2008.
ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO JIM HARWOOD WITH WUNDERLICH SECURITIES, INC. AT (901) 251-2233.

FORM OF BENEFICIAL OWNER ELECTION FORM
     I (We) acknowledge receipt of your letter and the enclosed materials relating to the offering of rights (“Rights”) to purchase floating rate secured notes (“Notes”) accompanied by warrants (“Warrants”) to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of Hancock Fabrics, Inc. (the “Company”).
     In this form, I (we) instruct you whether to exercise the Rights distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated June 19, 2008 (the “Prospectus”).

BOX 1. [___]	Please DO NOT EXERCISE my (our) Rights for the Notes and Warrants.

BOX 2. [___]	Please EXERCISE my (our) Rights for me (us) and purchase on my (our) behalf $ principal amount of the Notes accompanied by Warrants.

I (We) understand that the exercise price of the Rights is equal to the principal amount of the Notes set forth above. Accordingly, the EXERCISE PRICE for each $1,000 principal amount of the Notes is $ .

BOX 3. [___]	Payment in the following amount IS ENCLOSED:

BOX 4. [___]	Please DEDUCT PAYMENT from the following account maintained by you as follows:

Type of Account:
Account No.:
Amount to be deducted:

Signature:

Date:	(Print name)

Signature:

Date:	(Print name)

FORM OF NOMINEE HOLDER CERTIFICATION
     The undersigned, a bank, broker, trustee, depository or other nominee holder of rights (“Rights”) to purchase floating rate secured notes (“Notes”) accompanied by warrants (“Warrants”) to purchase shares of common stock, par value $0.01 per share (“Common Stock”), of Hancock Fabrics, Inc. (the “Company”) pursuant to the Rights Offering described and provided for in the Company’s prospectus dated June 19, 2008 (the “Prospectus”), hereby certifies to the Company and to Wunderlich Securities, Inc. as Subscription Agent for the Rights Offering, that the undersigned has subscribed for the principal amount of Notes accompanied by Warrants specified below pursuant to the Rights (as described in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the Notes accompanied by Warrants (as described in the Prospectus).
     1. The undersigned owned                      shares of Common Stock of the Company on behalf of ___ beneficial owners as of the close of business on                                         , 2008, the record date.
     2. Pursuant to Rights issued in the Rights Offering, the undersigned hereby subscribes for $                     principal amount of Notes accompanied by Warrants.

Name of Bank, Broker, Trustee,
Depository or Other Nominee

By:

Name:
Title: